UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2012

Abtech Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52762	14-1994102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 North Scottsdale Road, Suite 235
Scottsdale, Arizona 85251
(Address of Principal Executive Offices)

(480) 874-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Abtech Holdings, Inc., a Nevada corporation, and, unless the context otherwise requires, its majority owned subsidiary, AbTech Industries, Inc., a Delaware corporation.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation.

On August 15, 2012, F. Daniel Gabel, 73, resigned from the Company’s Board of Directors (the “Board”), effective that date. Mr. Gabel, who also served as a member of the Board’s Audit Committee and was designated by the Board as an “audit committee financial expert,” is transitioning to the Company’s Strategic Advisory Board.

(d) Election of New Director.

On August 15, 2012, The Company announced that Steven W. Kohlhagen, age 64, has been appointed a member of the Company’s Board, effective that date. Mr. Kohlhagen filled the vacancy of the Board that resulted from the resignation of F. Daniel Gabel.

Mr. Kohlhagen will receive the same compensation package as other independent, non-employee directors, but no compensation has been awarded as of the date of this Report. Currently, independent non-employee directors receive an annual retainer of $10,000 per year, plus $2,500 per quarter for attendance at regular meetings of the Board. Members of the Audit Committee receive an annual fee of $750 for attendance at a majority of audit committee meetings held during the year. Independent, non-employee directors also receive a grant of discretionary non-qualified stock options under the Company’s shareholder-approved stock option plan, with 60,000 shares vesting per year. Stock options under such plans are awarded with an exercise price per share equal to the fair market value of the Company’s common stock on the option grant date, and typically have a term of not more than 10 years from date of grant. Independent, non-employee directors can also receive up to $20,000 and 40,000 stock options if the Company achieves annual performance targets set by the Board of Directors.

The Company anticipates that Mr. Kohlhagen will be appointed a member of the Audit Committee of the Board and designated by the Board as an “audit committee financial expert,” but such appointment and designation were not made during the Board meeting at which Mr. Kohlhagen was appointed a member of the Board.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto and incorporated herein, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference, or deemed incorporated by reference, in any registration statement pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in any such filing.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued August 15, 2012 and entitled “Abtech Holdings Appoints Prominent Financial Expert to its Board of Directors”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2012	ABTECH HOLDINGS, INC.
(Registrant)

	By:	/s/ Glenn R. Rink
Glenn R. Rink,
Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued August 15, 2012 and entitled “Abtech Holding Appoints Prominent Financial Expert to its Board of Directors”.

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